SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  July 23, 2003

                              BELLSOUTH CORPORATION
             (Exact name of registrant as specified in its charter)


             Georgia                1-8607              58-1533433
         (State or other         (Commission          (IRS Employer
         jurisdiction of         File Number)         Identification
          incorporation)                                    No.)


Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia    30309-3610
         (Address of principal executive offices)             (Zip Code)


               Registrant's telephone number, including area code
                                 (404) 249-2000




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Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

   99-a Press Release dated July 23, 2003 reporting financial results for the quarter ended June 30, 2003

   99-b     Investor News for the quarter ended June 30, 2003


Item 9. Regulation FD Disclosure

The following information set forth under "Items 9. Regulation FD Disclosure" is intended to be furnished under said Item 9 and also under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216. Such information, including the Exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Attached and incorporated herein by reference are (i) Exhibit 99-a, which is a copy of a press release of BellSouth Corporation dated July 23, 2003, reporting the company's financial results for the quarter ended June 30, 2003 and (ii)
Exhibit 99-b, which is a document entitled "Investor News" that contains more detailed information about the recently completed quarter.

Non-GAAP Financial Information

To provide clarity, internally and externally, about the most tangible and relevant measures of our financial performance, we supplement the reporting of BellSouth's consolidated financial information under GAAP with certain non-GAAP financial measures, including normalized operating results, EBITDA, EBITDA margin and operating free cash flow. This information should not be considered in isolation or as a substitute for the consolidated (GAAP) financial information.

Normalized Results. Normalized results include BellSouth's 40 percent share of Cingular Wireless, which is excluded from the company's reported revenue and expense lines for GAAP purposes. Cingular's results are recognized on the equity method for GAAP purposes. The financial results of Cingular, a joint venture operation representing our second largest operating segment, are a critical element of BellSouth's overall financial performance. The inclusion of Cingular's revenues and expenses on a proportional basis enables investors to evaluate BellSouth's overall financial performance, including all business segments.

Normalized results may exclude (a) events, such as changes in accounting method, that are generally non-recurring in nature and (b) material one-time gains or losses, both of which can distort reported operating results. A complete list of normalizing items, as well as a full reconciliation of normalized results to GAAP reporting, are included in the quarterly financial statements that are attached hereto and are available on the company's Web site, www.bellsouth.com/investor. The presentation of normalized results enables investors to focus on period-over-period operating performance, without the impact of significant non-operational or non-recurring items. Finally, normalized measures are among the primary indicators management uses in planning and operating the business.

Other Non-GAAP Financial Measures. Facility-based telecommunications companies require significant recurring capital investments that generate large non-cash expense, making operating income a less meaningful measure of current period business performance and profitability. We use EBITDA and EBITDA margin, which generally represent revenue less operating expenses (before depreciation and amortization), as a measure of underlying operating performance of the business and to make meaningful comparisons of different operating periods. EBITDA remains a key metric for valuation in the investment community and is also a reference point for determining the credit status of a borrower.

We utilize operating free cash flow as a measure of cash available from operations, after changes in working capital, the payment of interest, taxes and capital expenditures, for use as dividend payments, share repurchases, debt payments or to pursue other business opportunities. We define operating free cash flow as operating cash flow less capital expenditures, both of which are taken directly from the statement of cash flows.

In addition to historical information, this document contains forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in domestic or international markets where we operate or have material investments which would affect demand for our services; (ii) currency devaluations and continued economic weakness in certain international markets in which we operate or have material investments; (iii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iv) higher than anticipated cash requirements for investments, new business initiatives and acquisitions; (v) unfavorable regulatory actions and (vi) those factors contained in the Company's periodic reports filed with the SEC. The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

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                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION


By:   /s/ W. Patrick Shannon
      W. Patrick Shannon
      Vice President - Finance
      July 23, 2003